UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      February 26, 2014

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

                                                                          Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (b)

Mr. T. Harold Hudson declined to stand for re-election to the Board of Directors at the Company Shareholder Meeting February 26, 2014. Mr. Hudson performed his Director's duties until that time.

Item 5.07    Submission of Matters to a Vote of Security Holders.

            At the Company's Annual Meeting of Shareholders held on February 26, 2014, the following individuals were elected to the Board of Directors to serve a one-year term:
	Votes For	Votes Withheld	Broker Non-Votes

Robert L. Bauman	1,870,827	10,410	310,057
Edward F. Crawford	1,803,746	77,491	310,057
Matthew V. Crawford	1,861,277	19,960	310,057
Jennifer A. Elliott	1,861,277	19,960	310,057
James T. Martin	1,861,477	19,760	310,057
Brian E. Powers	1,861,477	19,760	310,057
Steven H. Rosen	1,861,277	19,960	310,057
Janet H. Slade	1,775,431	105,806	310,057
Kirin M. Smith	1,861,477	19,760	310,057

The Shareholders voted on the following proposal at the Company's Annual Meeting and cast their votes as described below.

		Votes	Votes	Votes
		For	Against	Abstained
1.	Ratification of Meaden & Moore, Ltd. as independent auditors for fiscal 2014. This proposal was approved.	2,191,159	135	0

For information on how the votes have been tabulated for the above, see the Company's definitive Proxy Statement used in connection with the Annual Meeting of Shareholders.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    February 27, 2014